UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:  January 24, 2013

Date of Earliest Event Reported:  January 18, 2013

MAXIMUS, INC.

(Exact name of registrant as specified in its charter)

Virginia	1-12997	54-1000588
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1891 Metro Center Drive, Reston, Virginia	20190-5207
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (703) 251-8500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                           Entry into a Material Definitive Agreement

On January 18, 2013, MAXIMUS, Inc. (“the Company”) and its subsidiary loan parties entered into the Sixth Amendment to the Revolving Credit Agreement with SunTrust Bank as administrative agent. This amendment extended the maturity date of the $35 million Revolving Credit Agreement from January 25, 2013 to February 28, 2013. Other than the extension of the maturity date, there were no substantive changes to the Revolving Credit Agreement in this amendment. As of January 18, 2013, there are no borrowings under the Revolving Credit Agreement and the Revolving Credit Facility is currently used only for the issuance of letters of credit.

Item 2.03                                           Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01 above is incorporated herein by reference.

Item 9.01.             Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description

10.1	Sixth Amendment to Revolving Credit Agreement, dated as of January 18, 2013, relating to the Revolving Credit Agreement dated as of January 25, 2008, as amended from time to time.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAXIMUS, Inc.

Date: January 24, 2013	By:	/s/ David R. Francis
David R. Francis
General Counsel and Secretary